As filed with the Securities and Exchange Commission on November 16, 2007.
Registration No. 333-146443

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. ONE TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WSFS Financial Corporation
(Exact name of Registrant as specified in its charter)

Delaware	22-2866913
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Delaware Avenue
Wilmington, Delaware 19801
(Address of principal executive offices)

WSFS Financial Corporation 2005 Incentive Plan
(Full Title of the Plan)

Stephen A. Fowle
Chief Financial Officer
WSFS Financial Corporation
500 Delaware Avenue
Wilmington, Delaware 19801
(302) 792-6000
(Name, address and telephone number of agent for service)

Copies to:
Evan M. Seigel, Esq.
Richard Fisch, Esq.
Malizia Spidi & Fisch, PC
901 New York Avenue, N.W.
Suite 210 East
Washington, D.C. 20001
(202) 434-4660

ThiThis Registration Statement shall become effective automatically upon the date of filing, in accordance with Section 8(a) of the Securities Act of 1933 (“1933 Act”) and Rule 462 of the 1933 Act.

EXPLANATORY NOTE

This post-effective amendment is being filed solely to correct the auditors consent.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.	Exhibits

Exhibit	Description

23.2	Consent of KPMG LLP

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington in the State of Delaware, as of November 15, 2007.

WSFS FINANCIAL CORPORATION

Date:	November 15, 2007	By:	/s/Mark A. Turner
Mark A. Turner
President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date:	November 15, 2007	By:	/s/ Mark A. Turner
Mark A. Turner
President and Director
(Principal Executive Officer)

Date:	November 15, 2007	By:	/s/ Charles G. Cheleden*
Charles G. Cheleden
Vice Chairman and Director

Date:	November 15, 2007	By:	/s/ Marvin N. Schoenhals*
Marvin N. Schoenhals
Chairman

Date:	November 15, 2007	By:	/s/ John F. Downey*
John F. Downey
Director

Date:	November 15, 2007	By:	/s/ Linda C. Drake*
Linda C. Drake
Director

Date:	November 15, 2007	By:	/s/ David E. Hollowell*
David E. Hollowell
Director

Date:	November 15, 2007	By:	/s/ Joseph R. Julian*
Joseph R. Julian
Director

Date:	November 15, 2007	By:	/s/ Dennis E. Klima*
Dennis E. Klima
Director

Date:	November 15, 2007	By:	/s/ Calvert A. Morgan, Jr.*
Calvert A. Morgan, Jr.
Director

Date:	November 15, 2007	By:	/s/ Thomas P. Preston*
Thomas P. Preston
Director

Date:		By:
Scott E. Reed
Director

Date:	November 15, 2007	By:	/s/ Claibourne D. Smith*
Claibourne D. Smith
Director

Date:	November 15, 2007	By:	/s/ Stephen A. Fowle*
Stephen A. Fowle
Executive Vice President and
Chief Financial Officer
(Principal Financial and Accounting Officer)